UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2010

SILGAN HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22117	06-1269834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Landmark Square, Stamford, Connecticut		06901
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 975-7110

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 7, 2010, prior to announcing its intention to commence a “modified Dutch Auction” tender offer to purchase shares of its common stock, par value $0.01, for an aggregate purchase price of up to $175 million within a price range of $31.25 to $35.25 per share (the “Offer”), Silgan Holdings Inc. (the “Company”) entered into a Stock Purchase Agreement with Messrs. R. Philip Silver and D. Greg Horrigan (the “Stock Purchase Agreement”), the Company’s two largest stockholders and the Non-Executive Co-Chairmen of its Board of Directors. Pursuant to the Stock Purchase Agreement, each of Messrs. Silver and Horrigan has agreed not to exercise his right to tender any shares of the Company’s common stock owned beneficially or of record by him in the Offer. Instead, each of Messrs. Silver and Horrigan has agreed to sell to the Company, and/or to cause certain entities that hold shares of the Company’s common stock that are beneficially owned by each of them to sell to the Company, such number of shares of the Company’s common stock as will result in each of Messrs. Silver and Horrigan maintaining substantially the same percentage beneficial ownership interest in the Company’s common stock that such person has immediately prior to the consummation of the Offer.

The purchase price under the Stock Purchase Agreement will be the same price per share as is determined and paid in the Offer and will be paid on the 11th business day following the expiration time of the Offer. The transactions contemplated by the Stock Purchase Agreement are conditioned upon the Company’s purchasing shares of its common stock in the Offer. Assuming the Offer is fully subscribed, the Company will purchase shares for an aggregate purchase price of approximately $72 million pursuant to the Stock Purchase Agreement.

The foregoing description of the Stock Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01.	Other Events.

On October 7, 2010, the Company issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that it intends to commence the Offer, pursuant to which the Company will offer to purchase up to 5,600,000 shares of its common stock at a price of not less than $31.25 nor greater than $35.25 per share, for an aggregate purchase price of up to $175 million.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated as of October 7, 2010, by and among Silgan Holdings Inc., R. Philip Silver and D. Greg Horrigan.

99.1	Press Release dated October 7, 2010 announcing the intention to commence a “modified Dutch Action” tender offer to purchase up to $175 million of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ FRANK W. HOGAN, III
Frank W. Hogan, III
Senior Vice President, General Counsel and Secretary

Date: October 7, 2010

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated as of October 7, 2010, by and among Silgan Holdings Inc., R. Philip Silver and D. Greg Horrigan.

99.1	Press Release dated October 7, 2010 announcing the intention to commence a “modified Dutch Action” tender offer to purchase up to $175 million of common stock.

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